VALHI, INC. COMMENTS ON DISTRICT COURT DECISION TO ENJOIN THE SALE OF WASTE CONTROL SPECIALISTS TO ENERGYSOLUTIONS
DALLAS, TEXAS . . . June 21, 2017 . . . On June 21, 2017, the U.S. District Court for the District of Delaware issued an order enjoining the sale of Waste Control Specialists (WCS), a wholly owned subsidiary of Valhi, Inc. (NYSE: VHI), to EnergySolutions.  Valhi disagrees with the Court's decision, and the parties are evaluating their rights to appeal to the Third Circuit Court of Appeals.
"WCS has built the nation's state-of-the-art facility for low level radioactive waste disposal, and the acquisition will protect desperately needed American jobs and innovation and ensure the continued operation of this facility, which is needed for the disposal of Class B and C low level radioactive waste.  The DOJ investigation and litigation has taken over 18 months at great expense to WCS, and WCS must now determine whether to appeal the trial court's decision and further prolong the process and associated expense," said Rod Baltzer, President and CEO of WCS.
"WCS presented overwhelming evidence in favor of allowing the transaction to proceed to closing.  We are very disappointed with the decision," said Van Beckwith, the lead trial attorney for WCS and chair of Baker Botts LLP's litigation department.
Valhi, Inc. is engaged in the titanium dioxide products, component products (security products and recreational marine components), waste management and real estate management and development industries.

* * * * *